EXHIBIT 21

Subsidiary or Branch/Rep Office	Jurisdiction
Avaya Argentina S.R.L.	Argentina
Avaya Australia Pty. Ltd.	Australia
Avaya Austria GmbH	Austria
Avaya Middle East W.L.L.	Bahrain
Avaya Belgium SPRL	Belgium
Avaya Brasil Ltda.	Brazil
Avaya Canada Corp.	Canada
Soundlogic Acquisition ULC	Canada
Avaya Chile Limitada	Chile
Avaya Communication de Colombia S.A	Colombia
Avaya Czech Republic s.r.o.	Czech Republic
Avaya Denmark ApS	Denmark
Avaya EMEA Ltd.	Delaware
Avaya France S.A.	France
Avaya Deutschland GmbH	Germany
Avaya (Gibraltar) Investments Limited	Gibraltar
Avaya Hong Kong Company Ltd.	Hong Kong
Avaya Hungary Ltd/Avaya Hungary Communication Limited Liability Company	Hungary
Avaya India Pvt. Limited	India
Tata Telecom Ltd.	India
P.T. Avaya Indonesia	Indonesia
Avaya Cyprus Investments Limited	Cyprus
Avaya GCM Sales Limited	Ireland
Avaya Holdings Ltd.	Ireland
Avaya International Sales Limited — Moscow Branch — St. Petersburg Branch	Ireland
Avaya Ireland Limited	Ireland
Avaya Communication Israel Ltd.	Israel
Avaya Italia S.p.A.	Italy
Avaya Japan Ltd.	Japan
Avaya Nederland B.V. — Kazakhstan Rep Office — Lithuania Rep Office — Russia Rep Office — Turk Rep Office — U.A.E. Rep Office — Ukraine Rep Office	Netherlands
Avaya Korea Ltd.	Korea
Avaya Luxembourg Investments S.a.r.l.	Luxembourg
Avaya International Enterprises Limited	Ireland
Avaya (Malaysia) And. Bhd.	Malaysia
Avaya Communication de Mexico S.A. de C.V.	Mexico
Avaya (China) Communications Co., Ltd.	China
Avaya Tianjin Cable Company, Ltd.	China
Avaya Panama Ltda.	Panama
Avaya Peru S.R.L.	Peru
Avaya Philippines Inc.	Philippines
Avaya Poland Sp. z.o.o.	Poland
Avaya Puerto Rico, Inc.	Puerto Rico
Zao Avaya	Russian Federation
Avaya Singapore Pte. Ltd.	Singapore
Avaya Slovakia s.r.o.	Slovak Republic
Avaya Holding EMEA B.V.	Nederlands

Avaya EMEA Ltd. — Portugal Branch — Saudi Arabia Branch — Greek Branch — Egypt Rep Office — South Africa Branch	Delaware
Avaya Communicacion Espana, S.L.	Spain
Avaya Sweden AB	Sweden
Avaya Switzerland GmbH	Switzerland
Avaya Asia Pacific Inc. — Taiwan Branch — Thailand Branch — Hanoi Rep Office — Ho Chi Mihn City	Delaware
Avaya UK Holdings Limited	United Kingdom
Avaya UK	United Kingdom
Avaya ECS Limited	United Kingdom
Mosaix Ltd. (non-operating entity)	United Kingdom
Avaya plc	United Kingdom
Avaya Capital Ireland	United Kingdom
Network Alchemy Ltd.	United Kingdom
Octel Communications Ltd. (non-operating entity)	United Kingdom
Octel Communications Services Ltd. (non-operating entity)	United Kingdom
Avaya Cala Inc.	Delaware
Rhetorex Europe Ltd. (non-operating entity)
Avaya Inc.	Delaware
Avaya Holdings LLC	Delaware
Avaya Holdings One, LLC	Delaware
Avaya Holdings Two, LLC	Delaware
Octel Communications LLC	Delaware
Avaya Holdings Five, LLC	Delaware
Avaya International LLC	Delaware
Avaya Management Services Inc.	Delaware
Avaya Realty Inc.	Delaware
Avaya Receivables Funding LLC	Delaware
Avaya Technology Corp.	Delaware
Avaya Finance Inc.	Delaware
Avaya Licensing Corporation	Delaware
Avaya Venture Partners Inc.	Delaware
Avaya World Services Inc.	Delaware
Mercury Insurance Company	Delaware
Avaya Integrated Cabinet Solutions Inc.	Delaware
Technology Corporation of America, Inc.	Delaware
VPNet Technologies, Inc.	Delaware
Avaya Venezuela S.A.	Venezuela
Avaya LLC	Delaware
Avaya Two LLC	Delaware
Avaya Three LLC	Delaware
Avaya Four LLC	Delaware
Avaya Five LLC	Delaware
Avaya Six LLC	Delaware
Avaya Seven Inc.	Delaware